Exhibit 99.1

NEWS RELEASE

ICF Announces Timing of Second Quarter 2023 Earnings Release and Conference Call

Date:	Thursday, August 3, 2023

Time:	4:30 p.m. Eastern Time

Audio-only Webcast:	https://edge.media-server.com/mmc/p/jnxoaky7

Participant Registration:	https://register.vevent.com/register/BI74612066aa694453b2168910c9ce00e0

RESTON, Va. (June 26, 2023) — ICF (NASDAQ:ICFI), a global consulting and technology services provider, will release its second quarter 2023 results on Thursday, August 3, 2023, after the market close.

The Company plans to host a webcast call at 4:30 p.m. Eastern time on Thursday, August 3, 2023, to discuss its financial results for the quarter. Earnings results will be available at https://investor.icf.com before the call.

Call Access Process

Analysts and institutional investors may actively participate by registering online at https://register.vevent.com/register/BI74612066aa694453b2168910c9ce00e0. Once registered, participants will receive a dial-in number and a unique PIN to access the call as well as an email confirmation with the details.

General listeners can access the live webcast at https://edge.media-server.com/mmc/p/jnxoaky7.

A replay of the webcast will be available for one year following the live event at https://investor.icf.com/news-events.

For More Information

Investor information contact:

Lynn Morgen, AdvisIRy Partners, lynn.morgen@advisiry.com, +1.212.750.5800

or

David Gold, AdvisIRy Partners, david.gold@advisiry.com, +1.212.750.5800

Company information contact:

Lauren Dyke, ICF, lauren.dyke@icf.com, +1.571.373.5577

About ICF

ICF (NASDAQ:ICFI) is a global consulting and technology services company with approximately 9,000 employees, but we are not your typical consultants. At ICF, business analysts and policy specialists work together with digital strategists, data scientists and creatives. We combine unmatched industry expertise with cutting-edge engagement capabilities to help organizations solve their most complex challenges. Since 1969, public and private sector clients have worked with ICF to navigate change and shape the future. Learn more at icf.com.

Caution Concerning Forward-looking Statements

Statements that are not historical facts and involve known and unknown risks and uncertainties are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such statements may concern our current expectations about our future results, plans, operations and prospects and involve certain risks, including those related to the government contracting industry generally; our particular business, including our dependence on contracts with U.S. federal government agencies; our ability to acquire and successfully integrate businesses; and the effects of the novel coronavirus disease (COVID-19), or any other future pandemic, and related national, state and local government actions and reactions, on the health of our staff and that of our clients, the continuity of our and our clients' operations, our results of operations and our outlook. These and other factors that could cause our actual results to differ from those indicated in forward-looking statements are included in the "Risk Factors" section of our securities filings with the Securities and Exchange Commission. The forward-looking statements included herein are only made as of the date hereof, and we specifically disclaim any obligation to update these statements in the future.